UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2018

MOODY’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-14037	13-3998945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center at 250 Greenwich Street

New York, New York 10007

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 553-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

	TABLE OF CONTENTS

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS	3

ITEM 7.01	REGULATION FD DISCLOSURE	3

SIGNATURES		4

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Ewald Kist, who has served as a member of the Moody’s Corporation Board of Directors (the “Board”) since 2004, and Darrell Duffie, Ph.D., who has served as a member of the Board since 2008, will not be standing for re-election at the 2018 annual meeting of stockholders and, therefore, will be retiring effective on that date.

Item 7.01	Regulation FD Disclosure.

As part of the Board’s succession and refreshment planning, the Company will nominate two new director candidates, Vincent A. Forlenza and Gerrit Zalm, for election to the Board. The election will be held at the Company’s 2018 annual meeting of stockholders in April. Mr. Forlenza is currently chairman and chief executive officer of BD (Becton, Dickinson and Company), and Mr. Zalm served as chairman and chief executive officer of ABN AMRO from 2009 to 2016.

Mr. Forlenza has been with BD for 37 years serving in a number of different capacities. He is also a member of the board of directors and former chairman of the Advanced Medical Technology Association (AdvaMed). He is a member of the board of trustees of The Valley Health System and a member of the board of directors of the Quest Autism Foundation.

Prior to his tenure as chairman and chief executive officer of ABN AMRO, Mr. Zalm was Minister of Finance of the Netherlands for twelve years. He also previously served as the chief financial officer of DSB Bank N.V., was chairman of the trustees of the International Accounting Standards Board and served in the Netherlands House of Representatives as the Parliamentary Leader of the VVD Party. He has been a director of Royal Dutch Shell since 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOODY’S CORPORATION

By:	/s/ John J. Goggins
John J. Goggins
Executive Vice President and General Counsel

Date: February 16, 2018

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